EXHIBIT 10.8

SECURITY AGREEMENT

This SECURITY AGREEMENT (this "Agreement"), dated as of December 31, 2014, is by and between S&W Seed Company, a Nevada corporation ("Grantor") and Pioneer Hi-Bred International, Inc., an Iowa corporation ("Secured Party").

W I T N E S S E T H:

WHEREAS, Secured Party has agreed to make a loan to Grantor, which loan is evidenced by that certain Promissory Note, dated as of the date hereof, by Grantor in favor of Secured Party (the "Note");

WHEREAS, Grantor and Secured Party are parties to that certain Asset Purchase and Sale Agreement dated December 19, 2014 (the "APSA"), pursuant to which, among other things, Secured Party agreed to sell to Grantor, and Grantor agreed to purchase from Secured Party, the "Purchased Assets" (as such term is defined in the APSA) for an aggregate purchase price equal to Thirty Seven Million United States Dollars ($37,000,000), as adjusted pursuant to the terms of the APSA, of which Twenty Seven Million United States Dollars shall be paid in cash at the Closing (as such term is defined in the APSA) and Ten Million United States Dollars shall be paid on the terms and conditions set forth in the Note;

WHEREAS, pursuant to the terms of the APSA, Grantor may be required to pay to Secured Party an Earn-Out Payment (as such term is defined in the APSA), which shall total not more than Five Million United States Dollars ($5,000,000), and which amounts shall be paid on the terms and conditions set forth in the Note;

WHEREAS, as partial consideration for the purchase and sale of the Purchased Assets, and in lieu of paying Ten Million United States Dollars ($10,000,000) of the aggregate purchase price on the date hereof, Grantor agreed to pay to Secured Party cash in the amount of Ten Million United States Dollars ($10,000,000), on the terms and conditions set forth in the Note;

WHEREAS, in lieu of paying the Earn-Out Payment on the applicable date set forth in the APSA, Grantor agreed to pay to Secured Party cash in an amount equal to the Earn-Out Payment, in an aggregate amount up to Five Million United States Dollars ($5,000,000), on the terms and conditions set forth in the Note;

WHEREAS, Grantor has agreed to grant a continuing security interest in and to the Collateral in order induce Secured Party to make the loan to Grantor and to secure the prompt and complete payment, observance and performance of Grantor's obligations under the Note and the other Loan Documents.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Note. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Note; provided, however, that to the extent that the Code is used to define any term herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

    "Account" means an account (as that term is defined in Article 9 of the Code).

    "Account Debtor" means an account debtor (as that term is defined in the Code).

    "Agreement" has the meaning specified therefor in the preamble hereto.

    "Books" means books and records (including Grantor's Records indicating, summarizing, or evidencing Grantor's assets (including the Collateral) or liabilities, Grantor's Records relating to Grantor's business operations or financial condition, and Grantor's goods or General Intangibles related to such information).

    "Chattel Paper" means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

    "Code" means the Delaware Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Secured Party's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

    "Collateral" has the meaning specified therefor in Section 2.

    "Commercial Tort Claims" means commercial tort claims (as that term is defined in the Code).

    "Copyrights" means any and all rights in any works of authorship, including copyrights, including, (i) copyright registrations and recordings thereof and all applications in connection therewith, (ii) all reissues, continuations, extensions or renewals thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Grantor's business symbolized by the foregoing or connected therewith, and (v) all of Grantor's rights corresponding thereto throughout the world.

    "Deposit Account" means a deposit account (as that term is defined in the Code).

    "Equipment" means equipment (as that term is defined in the Code).

    "Event of Default" means a "Default" as defined in the Note.

    "Existing Lenders" means Wells Fargo Bank, N.A., Hudson Bay Fund LP (in its capacity as collateral agent), and Imperial Valley Seeds.

    "General Intangibles" means general intangibles (as that term is defined in the Code) and includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark or the Purchased Assets), Intellectual Property, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, misappropriation claims, and any other personal property other than money and goods.

    "Grantor" has the meanings specified therefor in the preamble hereto.

    "Insolvency Proceeding" means any action or proceeding by or with respect to Grantor under any Debtor Relief Law (as defined in the Note).

    "Intellectual Property" means any and all Patents, Copyrights, Trademarks (including the goodwill associated with such Trademarks), trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, and domain names, specifications, documentations, reports, catalogs, and any other forms of technology or proprietary information of any kind included as part of the Collateral, including all rights therein and all applications for registration or registrations thereof.

    "Intellectual Property Licenses" means (i) any licenses in Intellectual Property owned or controlled by Grantor provided to any third party and (ii) any licenses in Intellectual Property owned by any third party provided to Grantor and, to the extent permitted in such licenses, the right to use the foregoing in connection with the enforcement of Secured Party's rights under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by Grantor and now or hereafter covered by such licenses.

    "Inventory" means inventory (as that term is defined in the Code).

    "Investment Property" means (i) any and all investment property (as that term is defined in the Code).

    "Loan Documents" has the meaning specified therefor in the Note.

    "Negotiable Collateral" means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

    "Note" has the meaning specified therefor in the recitals hereto.

    "Patents" means patents and patent applications, including, (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) the right to sue for past, present and future infringements and dilutions thereof, and (iii) all of Grantor's rights corresponding thereto throughout the world.

    "Person" means any natural person, corporation, partnership, limited liability company, trust, and any other unincorporated association or entity.

    "Proceeds" has the meaning specified therefor in Section 2.

    "Records" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

    "Secured Obligations" means all of the present and future obligations of Grantor arising from this Agreement, the Note, or the other Loan Documents, including reasonable attorneys fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

    "Secured Party" has the meanings specified therefor in the preamble hereto.

    "Secured Party's Lien" means the security interests and other rights granted to Secured Party hereunder with respect to the Collateral.

    "Security Interest" has the meaning specified therefor in Section 2.

    "Supporting Obligations" means supporting obligations (as such term is defined in the Code) and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

    "Trademarks" means any and all trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) all renewals thereof, (ii) the right to sue for past, present and future infringements and dilutions thereof, (iii) the goodwill of Grantor's business symbolized by the foregoing or connected therewith, and (iv) all of Grantor's rights corresponding thereto throughout the world.

  Grant of Security. Grantor hereby unconditionally grants, assigns, and pledges to Secured Party to secure the Secured Obligations a continuing security interest (hereinafter referred to as the "Security Interest") in all of Grantor's right, title and interest in and to the Arlington Plant Site, the Nampa Plant Site, the Transferred Equipment, the Transferred Germplasm, the Transferred Know-How, the Transferred Patents, the Transferred PVPs (as such terms are defined in the APSA) and the General Intangibles described therein (together, the "Collateral"), together with all of the proceeds (as that term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, whatever is collected on, or distributed on account of any of the foregoing, any and all rights arising out of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, claims arising out of the loss, non-conformity, or interference with the use of, defects, or infringement of rights in, or damage to, any of the foregoing, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, insurance, or guaranty payable by reason of loss or non-conformity of, defects or infringement of rights in, or damage to, or otherwise with respect to any of the foregoing (the "Proceeds").

  Security for Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantor but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving Grantor.

  Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of the rights hereunder shall not release Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or other Loan Documents, Grantor shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof and of the other Loan Documents.

  Representations and Warranties. Grantor hereby represents and warrants as follows:

    As of the date hereof, the exact legal name of Grantor is S&W Seed Company and its sole jurisdiction of formation is Nevada.

    This Agreement creates a valid security interest in the Collateral to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions reasonably necessary to perfect and protect such security interest have been duly taken or will have been taken upon the filing of a financing statement listing Grantor, as a debtor, and Secured Party, as secured party, in both the jurisdiction listed in Section 5(a) above and Idaho, Wisconsin and Washington. Upon the making of such filing, Secured Party shall have a junior priority perfected security interest in the Collateral to the extent such security interest can be perfected by the filing of a financing statement, other than with respect to the Arlington Plant Site and the Nampa Plant

    Site and the Transferred Equipment, with respect to which Secured Party shall have a first priority perfected security interest. All action by Grantor necessary to protect and perfect such security interest on each item of Collateral has been or, on the date of this Agreement will be, duly taken.

    No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required (i) for the grant of a Security Interest by Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Grantor, in each case to the extent required by the terms hereof, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally.

  Covenants. Grantor covenants and agrees with Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 18 hereof:

    Possession of Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper, and if and to the extent that perfection or priority of Secured Party's Security Interest is dependent on possession, Grantor, promptly upon the request of Secured Party, shall execute such other documents and instruments, in each case in customary form, as shall be reasonably requested by Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Secured Party, together with such undated powers endorsed in blank as shall be reasonably requested by Secured Party;

    Transfers and Other Liens. Without the prior written consent of Secured Party, Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in the ordinary course of its business, or (ii) create or, except with respect to any lien held by the Existing Lenders, permit to exist any lien upon or with respect to any of the Collateral. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Secured Party's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.

    Commercial Tort Claims. If Grantor shall at any time hold or acquire a commercial tort claim, Grantor shall immediately notify Secured Party in writing of the brief details thereof and grant to Secured Party in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Secured Party;

    Maintenance of Insurance. Grantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Secured Party. Without limiting the foregoing, Grantor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Grantor; business interruption insurance; and product liability insurance; and

    Taxes. Grantor will pay promptly when due all taxes, levies, assessments, and other governmental charges imposed on Grantor or the Collateral, or any part of the Collateral, or for its use and operation, other than such taxes, levies, assessments or other governmental charges that are being contested in good faith by Grantor.

  Further Assurances.

    Grantor agrees that from time to time, at its own expense, that it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

    Grantor authorizes the filing by Secured Party of financing or continuation statements, or amendments thereto, and Grantor will execute and deliver to Secured Party such other instruments or notices, as may be reasonably necessary or as Secured Party may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, including a Deed of Trust with respect to the Nampa Plant Site and a Mortgage with respect to the Arlington Plant Site.

    Grantor authorizes Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Grantor also hereby ratifies any and all financing statements or amendments previously filed by Secured Party in any jurisdiction.

    Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Secured Party, subject to Grantor's rights under Section 9-509(d)(2) of the Code.

  Secured Party's Right to Perform Contracts, Exercise Rights, etc. Upon the occurrence and during the continuance of an Event of Default, Secured Party (or its designee) (a) may proceed to perform any and all of the obligations of Grantor contained in any contract, lease, or other agreement included in the Collateral and exercise any and all rights of Grantor therein contained as fully as Grantor itself could and (b) shall have the right to use Grantor's rights under any contract or agreement included in the Collateral in connection with the enforcement of Secured Party's rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment included in the Collateral and now or hereafter owned by Grantor.

  Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party its attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including:

    to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral of Grantor;

    to file any claims or take any action or institute any proceedings which Secured Party may reasonably deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

    to repair, alter, or supply goods, if any, reasonably necessary to fulfill in whole or in part the purchase order of any Person obligated to Grantor in respect of any Account of Grantor;

    to use any Intellectual Property, including but not limited to any labels, Patents, Trademarks, domain names, industrial designs, Copyrights, and advertising matter, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of Grantor; and

    Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Secured Party shall commence any such suit, the Grantor shall, at the reasonable request of Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by Secured Party in aid of such enforcement.

  To the extent permitted by law, Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

  Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Grantor.

  Secured Party's Duties. The powers conferred on Secured Party hereunder are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

  Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, Secured Party or Secured Party's designee may (a) notify Account Debtors of Grantor that the General Intangibles included in the Collateral have been assigned to Secured Party or that Secured Party has a security interest therein and (b) collect the General Intangibles directly, and any collection costs and expenses shall constitute part of the Secured Obligations under the Loan Documents.

  Remedies. Upon the occurrence and during the continuance of an Event of Default:

    Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, Grantor expressly agrees that, in any such event, Secured Party without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantor to, and Grantor hereby agrees that it will at its own expense and upon reasonable request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at one or more locations where Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit, and upon such other terms as Secured Party may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Code. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that the internet shall constitute a "place" for purposes of Section 9-610(b) of the Code.

    Subject to the priority lien of Hudson Bay Fund LP (in its capacity as collateral agent) in the Intellectual Property, Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, Grantor's Intellectual Property, including but not limited to, any labels, Patents, Trademarks, trade names, domain names, industrial designs, Copyrights, and advertising matter, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Secured Party.

    Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral in accordance with its exercise of remedies hereunder shall be applied against the Secured Obligations in the order set forth in the Note. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, Grantor shall remain liable for any such deficiency. Any surplus of such cash or cash proceeds held by or on behalf of Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

    Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Secured Party shall have the right to an immediate writ of possession without notice of a hearing. Secured Party shall have the right to the appointment of a receiver for the properties and assets of Grantor, and Grantor hereby consents to such rights and such appointment and hereby waives any objection Grantor may have thereto or the right to have a bond or other security posted by Secured Party.

  Remedies Cumulative. Each right, power, and remedy of Secured Party as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Secured Party of any or all such other rights, powers, or remedies.

  Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.

  Entire Agreement, Amendments; Etc. This Agreement constitutes (along with the other Loan Documents) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. Except as otherwise set forth herein, the rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. This Agreement may not be amended except by a written agreement executed by Secured Party and Grantor.

  Addresses for Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) upon written confirmation of receipt when sent by facsimile transmission; provided, that a hard copy is mailed by registered mail, return receipt requested promptly thereafter or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

  If to Secured Party:

  Pioneer Hi-Bred International, Inc.
  Attention: President
  DuPont Pioneer
  7100 N.W. 62nd Avenue
  P.O. Box 1014
  Johnston, IA 50131-1014
  Fax: (515) 535-7066

  With a copy to:

  Pioneer Hi-Bred International, Inc.
  Attention: General Counsel
  DuPont Pioneer
  7250 N.W. 62nd Avenue
  P.O. Box 1014
  Johnston, IA 50131-1014
  Fax: (515) 535-4844

  If to Grantor:

  S&W Seed Company
  Attention: Chief Financial Officer
  1974 N. Gateway Blvd., Suite 104
  Fresno, CA 93727
  Fax: (559) 255-5457

  Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash in accordance with the provisions of the Note, (b) be binding upon

  Grantor, and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, Secured Party, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Secured Party may, in accordance with the provisions of the Note, assign or otherwise transfer all or any portion of its rights and obligations under the Note to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise. Upon payment in full in cash of the Secured Obligations in accordance with the provisions of the Note, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor or any other Person entitled thereto. At such time, Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of any other Loan Document, or any other instrument or document executed and delivered by Grantor to Secured Party, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantor, by Secured Party, nor any other act of Secured Party shall release Grantor from any obligation, except a release or discharge executed in writing by Secured Party. Secured Party shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Secured Party and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Secured Party would otherwise have had on any other occasion.

  Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

  Jurisdiction. Except as otherwise provided herein, the State and Federal courts in the City of Wilmington, Delaware shall have exclusive jurisdiction over any Proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement. The parties hereto do hereby irrevocably (i) submit themselves to the personal jurisdiction of such courts, (ii) agree to service of such courts' process upon them with respect to any such Proceeding, (iii) waive any objection to venue laid therein and (iv) consent to service of process by registered mail, return receipt requested in accordance with and at its address set forth in Section 18 (as such address may be updated from time to time in accordance with the terms of Section 18).

  WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT ALLOWED UNDER LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. SECURED PARTY AND GRANTOR ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 21 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

  Miscellaneous.

    This Agreement may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

    The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. With respect to any reference made in this Agreement to a Section (or Article, clause or preamble), such reference shall be to the corresponding section (or article, clause or preamble) of this Agreement.

    The parties hereto acknowledge and agree that (a) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

    All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

    Unless otherwise expressly provided, the words "including", "include" and "includes" do not limit the preceding words or terms and any list of words or terms following the words "including", "include" and "includes" is not an exhaustive list.

    The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein to the satisfaction or repayment in full of the Secured Obligations shall mean the repayment in full in cash of all Secured Obligations other than unasserted contingent indemnification obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTOR:

S&W Seed Company,
a Nevada corporation

By:______________________________

Name:

Title:

SECURED PARTY:

Pioneer Hi-Bred International, Inc.,
an Iowa corporation

By:______________________________

Name:

Title:

[Signature Page to Security Agreement]